Exhibit 10.1

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (this “Agreement”) is entered into as of                             , 2005 by and between BECKMAN COULTER, INC., a Delaware corporation (the “Company”), and JOHN P. WAREHAM, (“Mr. Wareham”).

RECITALS

WHEREAS, Mr. Wareham is currently employed by and is the Chairman of the Board of Directors (the “Chairman”) of the Company;

WHEREAS, Mr. Wareham has stepped down as Chief Executive Officer of the Company as of February 21, 2005 and has indicated a desire to remain as Chairman of the Board until his retirement from the Board April 7, 2005 (“Board Retirement Date”).

WHEREAS, the Company desires to have the continued benefit of Mr. Wareham’s knowledge and expertise through June 30, 2005, the date Mr. Wareham will retire from the Company (“Company Retirement Date) and Mr. Wareham desires to provide such services as the Company may reasonably require during such period of time from February 21, 2005 through the Company Retirement Date said period herein referred to as the “Transition Period;”

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

Compensation During the Transition Period.

(a)                                  Base Salary and Bonus.  As compensation for the performance by Mr. Wareham of his duties during the Transition Period, the Company shall pay Mr. Wareham a base salary of $31,000 per each two-week pay period and a prorated cash bonus for 2005 at previous target based on a June 30, 2005 Company Retirement Date.  Said prorated cash bonus to be paid six months after the Company Retirement Date.  The Supplemental Pension Plan will be amended to include the prorated cash bonus in the “final average earnings” for Pension Plan benefits calculations.

(b)                                 Other Benefits.  During the Transition Period, Mr. Wareham shall be entitled to continue to participate in all executive/employee benefits (including qualified and non-qualified pension plans, and 401(k)), welfare, 2005 income tax preparation reimbursement, vacation and other plans, practices, policies and programs and fringe benefits in accordance with their terms.

BECKMAN COULTER, INC.

By:	/s/ Betty Woods

Date:	4/7/05

/s/ John P. Wareham
John P. Wareham

Date:	4/7/05